Exhibit 99.1

Press Release

CRYO-CELL Board Appoints Mercedes Walton Chief Executive Officer

Wednesday August 17

Appointment Reflects Walton’s Strategic Leadership as Interim CEO

OLDSMAR, Fla., Aug. 17 /PRNewswire-FirstCall/ — The Board of Directors of CRYO-CELL International Inc. (OTC Bulletin Board: CCEL - News; the “Company”), the world’s largest family cord blood bank, announced today that Mercedes Walton has been appointed Chief Executive Officer for the Company and has executed a three-year contract, effective September 1, 2005. Ms. Walton has been a Director of CRYO-CELL since October 2000 and has served as Chairman of the Board since June 2002. She has served as interim CEO since April 2003.

As interim CEO, Ms. Walton led the strategic transformation of the Company to reposition CRYO-CELL as a leader in the cord blood stem cell preservation industry. In 2004, the Company achieved significant operational milestones, including increased revenues, decreased expenses, higher margins, and positive cash flow and operating income. CRYO-CELL’s resources and priorities are now clearly focused on building the Company’s core business and accelerating its leadership position in the industry.

In addition to enhanced operating improvements, Walton successfully resolved a number of outstanding legal matters and financial/balance sheet issues; established a new state-of-the-art Good Manufacturing Practice/Good Tissue Practice (cGMP/cGTP) laboratory processing facility well ahead of emerging regulation and competition; deployed a new network and systems infrastructure; and launched several innovative marketing initiatives and strategic alliances targeting both the consumer and professional sectors. The Company has delivered six consecutive profitable quarters from first quarter 2004 through second quarter 2005. The Company’s 62% increase in revenues, combined with an increase of only 20% in cost of sales, resulted in $2.8 million net income in FY 2004 compared to a net loss of $7.5 million in FY 2003.

Prior to joining CRYO-CELL, Walton served as CEO of Ralston Hill Consulting LLC, a privately held business development and strategic management consulting practice. The firm specialized in the design and deployment of technology commercialization strategies. Walton previously served as President and Chief Operating Officer of Applied Digital Solutions, Inc. in Palm Beach, Florida. She was responsible for corporate restructuring and guiding the company’s strategic planning and launch of Digital Angel, an advanced wireless corporation.

Prior to joining Applied Digital Solutions, she was corporate Vice President of Strategy and Business Development at AT&T. During her 24-year tenure with AT&T, Walton held positions in business and consumer operations, global network operations, engineering, marketing & sales and product management. Walton holds a B.A. from Smith College and master’s degrees from Harvard University and Massachusetts Institute of Technology (MIT). Prior to its recent acquisition, Walton also served on the Board of Directors of Norstan, Inc., where she served on the Audit Committee and chaired the Corporate Governance Committee.

Dr. Jagdish Sheth, a Member of the Board of Directors, commented, “The Board commends the work that Mercedes Walton has done in repositioning CRYO-CELL as a strong and formidable force in the cord blood bank industry, as well as her contributions to the increase in shareholder value. We have been most fortunate to have had Ms. Walton’s talent and leadership throughout the last two years. The members of the Board are pleased that she has agreed to stay on as Chief Executive Officer for the next three years to offer her leadership as the industry continues to gain merit and visibility as a potential imperative for families in fighting life-affecting disease.”

Mercedes Walton, Chairman and Chief Executive Officer, said, “I am very excited to be appointed Chief Executive Officer of CRYO-CELL and am eagerly looking forward to leading the Company through its next stages of growth and development. I initially agreed to serve as interim CEO with the goal to formulate and implement a comprehensive turnaround strategy. Over the course of this transition, however, I have come to uniquely understand the complex challenges and opportunities of the cord blood preservation industry. I have also developed a resolute passion and commitment to contribute to CRYO-CELL’s meteoric success. With a strong and solid foundation now in place, the Company is clearly well-positioned to execute an aggressive growth strategy to advance our global industry leadership. Quite frankly, there is no place I would rather be.

“The fast-emerging stem cell industry is at the forefront of a medical frontier that will potentially have seismic impact on the quality of life for millions of people in our generation and for those to come. As the preservation, utilization and therapeutic development of cord blood stem cells increasingly becomes a national and global imperative, I believe that there is significant potential for CRYO-CELL to achieve new and unprecedented levels of profitable growth.” Ms. Walton continued, “I sincerely appreciate CRYO-CELL’s Board of Directors and the entire CRYO-CELL team for their continued confidence and for all their major contributions to the Company’s progress and success.”

About CRYO-CELL International, Inc.

Based in Oldsmar, Florida, CRYO-CELL is the world’s largest and most established U-Cord® stem cell banking firm, offering high-quality cord blood preservation exclusively for the benefit of newborn babies and possibly other members of their family. With over 80,000 clients, CRYO-CELL is accredited by the AABB and operates in a newly constructed state-of-the-art current Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP) compliant facility.

CRYO-CELL is a publicly traded company. OTC Bulletin Board Symbol CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit http://www.CRYO-CELL.com .

Forward-Looking Statement

Statements wherein the terms “believes,” “intends,” “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any continued negative effect from adverse publicity in the past year regarding the Company’s business operations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; any negative effect from the filed class action shareholder lawsuits; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K filed by the Company.

Source: CRYO-CELL International, Inc.